Consent of Independent Registered Public Accounting Firm

Trustees of Peoples Bancorp Inc. Retirement Savings Plan
Marietta, Ohio

We consent to the incorporation by reference in the Registration Statement Nos. 33-1803, 333-108383, and 333-189744 on Form S-8 of the Peoples Bancorp Inc. Retirement Savings Plan of our report dated June 30, 2026, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the Peoples Bancorp Inc. Retirement Savings Plan for the year ended December 31, 2025.

/s/ S.R. Snodgrass, P.C.
Cranberry Township, Pennsylvania
June 30, 2026